AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 1998
                                              REGISTRATION NO. 333-_________

________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                               ASARCO INCORPORATED
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

         NEW JERSEY                                           13-492440
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                                 180 MAIDEN LANE
                               NEW YORK, NY 10038
                                 (212) 510-2000
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                             ______________________

                               ASARCO INCORPORATED
                           COMPENSATION DEFERRAL PLAN
                              (FULL TITLE OF PLAN)
                             ______________________

                               ROBERT FERRI, ESQ.
                                 180 MAIDEN LANE
                               NEW YORK, NY 10038
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (212) 510-2000
                             ______________________

                                    COPY TO:
                                KEVIN KEOGH, ESQ.
                                  WHITE & CASE
                           1155 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10036
                             ______________________

                         CALCULATION OF REGISTRATION FEE

           TITLE OF                          PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
          SECURITIES        AMOUNT TO BE      OFFERING PRICE       AGGREGATE OFFERING        REGISTRATION
        TO BE REGISTERED     REGISTERED          PER SHARE                PRICE                 FEE(2)

     DEFERRED COMPENSATION
        OBLIGATIONS(1)       $10,000,000           100%                $10,000,000               $2,950

     (1) THE DEFERRED COMPENSATION OBLIGATIONS BEING REGISTERED ARE GENERAL UNSECURED OBLIGATIONS OF ASARCO INCORPORATED TO PAY DEFERRED COMPENSATION IN THE FUTURE TO PARTICIPATING MEMBERS OF A SELECT GROUP OF MANAGEMENT OR HIGHLY COMPENSATED INDIVIDUALS IN ACCORDANCE WITH THE TERMS OF THE ASARCO INCORPORATED COMPENSATION DEFERRAL PLAN EFFECTIVE DECEMBER 1, 1996, AS AMENDED.
     (2) PURSUANT TO RULE 457(H)(1).

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          ASARCO Incorporated (the "Company") incorporates herein by reference the following documents:

          (a) The Company's Annual Report on Form 10-K (File No. 1-164) for the fiscal year ended December 31, 1996;

          (b) The Company's Quarterly Reports on Form 10-Q (File No. 1-164) for the fiscal quarters ended March 30, 1997, June 30, 1997, and September 30, 1997; and

          (c) The contents of the Company's Registration Statement on Form S-8, Registration No. 333-16875 (filed with the Commission on November 26, 1996), except for Items 3 and 5 thereof and Exhibits 5.1, 23.1 and 23.2 thereto.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

          Mr. Robert Ferri, Secretary and acting General Counsel of the Company, is elegible to participate in the Plan.

ITEM 8.  EXHIBITS

          The following exhibits are filed with this Registration Statement:

Exhibit
  No.                                      Description
-------                                    -----------
5.1                        Opinion of Robert Ferri.

23.1                       Consent of Robert Ferri (included in Exhibit 5.1).

23.2                       Consent of Coopers & Lybrand L.L.P.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of February, 1998.



                                            ASARCO Incorporated


                                            By /s/ Richard de J. Osborne
                                               ---------------------------------
                                               Richard de J. Osborne
                                               Chairman and Chief Executive
                                               Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                  Title                              Date
              ---------                                  -----                              ----
    /s/ Richard de J. Osborne                     Chairman and Chief                   February 11, 1998
 ------------------------------------             Executive Officer
        Richard de J. Osborne


                  *                                   Director and                     February 11, 1998
-------------------------------------     President and Chief Operating Officer
        Francis R. McAllister


    /s/ Kevin R. Morano                              Director and                      February 11, 1998
-------------------------------------        Executive Vice President and
           Kevin R. Morano                      Chief Financial Officer


    /s/ William Dowd                                  Controller                       February 11, 1998
-------------------------------------
            William Dowd


                  *                                    Director                        February 11, 1998
-------------------------------------
         Willard C. Butcher


-------------------------------------                  Director                        February __, 1998
         Vincent A. Calarco


                  *                                    Director                        February 11, 1998
-------------------------------------
          James C. Cotting


                  *                                    Director                        February 11, 1998
-------------------------------------
          David C. Garfield







                  *                                    Director                        February 11, 1998
-------------------------------------
            E. Gordon Gee


                  *                                    Director                        February 11, 1998
-------------------------------------
          James W. Kinnear


                  *                                    Director                        February 11, 1998
-------------------------------------
           Martha T. Muse


                  *                                    Director                        February 11, 1998
-------------------------------------
         Michael T. Nelligan


                  *                                    Director                        February 11, 1998
-------------------------------------
             John D. Ong


-------------------------------------                  Director                        February __, 1998
          Manuel T. Pacheco


                  *                                    Director                        February 11, 1998
-------------------------------------
             James Wood


          * Kevin R. Morano, pursuant to a Power of Attorney executed by each of the directors noted above and filed with the Securities and Exchange Commission, by signing his name does hereby sign and execute this Registration Statement on Form S-8 on behalf of each such director.


                                                /s/ Kevin R. Morano
                                                --------------------------------
                                                Kevin R. Morano
                                                Attorney-in-Fact